Exhibit 10.15

IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED
FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION.
[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

INDEFINITE EMPLOYMENT CONTRACT

COMPANY DATA

CIF/NIF/NIE
[***]
D./Ms. BREY SANCHEZ, JOSE JAVIER			NIF/NIE [***]	AS (1) DIRECTOR
COMPANY NAME OR COMPANY NAME H2B2 ELECTROLYSIS TECHNOLOGIES, S.L			REGISTERED OFFICE [***]
COUNTRY [***]		MUNICIPALITY [***]		C. POSTAL [***]
724
QUOTE ACCOUNT DATA          ION
REGIMEN	CODE PROV. NUMBER		DIG. CONTR.	ECONOMIC ACTIVITY
[***]	[***]	[***]	[***]	[***]
WORK CENTER DATA
COUNTRY [***]		MUNICIPALITY
	| 724	[***]	41038
EMPLOYEE DATA
D./Ms.^ FERREA SALDAÑA, FLORENCIO		NIF/NIE [***]		DATE OF BIRTH [***]
S.S. AFFILIATION NO. [***]	TRAINING LEVEL [***]		55	NATIONALITY [***]	724
MUNICIPALITY OF DOMICILE		DOMICILE COUNTRY [***]
[***]	141091			724

with the legal assistance, if applicable, of Mr./Ms.                         with NIF./NIE in its capacity as (2).

DECLARE

That they meet the requirements required for the execution of this contract and, consequently, agree to formalize it in accordance with the following:

CLAUSES

FIRST: The worker will provide his/her services as (3) DIRECTOR, included in the professional group of GRADUATE, to perform the functions (4) CORRESPONDING TO HIS POSITION AND CATEGORY in accordance with the professional classification system in force in the company. At the work center located at (street, no. and town) [***]
☐ Remote work (5)

SECOND: The contract is concluded to carry out periodic work of a seasonal nature consisting of (6)               within the intermittent cyclical activity of (7)                     whose duration will be (8)

The estimated duration of activity will be (9)              . Workers will be called in the order and form determined in the Collective Bargaining Agreement of ENGINEERING COMPANIES AND OFFICES OF TECHNICAL STUDIES. The estimated working day within the activity period will be hours                   (10) and the hourly distribution will be

If the collective bargaining agreement on a sectoral level allows for the use of part-time in discontinuous fixed contracts, indicate whether is welcomed to it

YES ☐	NO ☒

THIRD: The workday will be.

☒	Full-time: the workday will be 40 hours per week, provided from Monday to Friday, with breaks established legally or conventionally (11).

☐	Part-time: the ordinary workday will be , hours • per day, • per week, • per month, □ per year (10) this day be- ing less than that of a comparable full-time worker (12).

The distribution of work time will be (13) in accordance with the provisions of the collective agreement.

In the case the work is part-time indicate whether or not there is an agreement on the performance of additional hours (14)
NO ☐	YES ☐

FOURTH: The duration of this contract will be INDEFINITE, with the employment relationship starting on 01/07/21 and a probationary period of (15) 6 Months is established.

FIFTH: The worker will receive a total remuneration of € 200,000.00 gross (16) ANNUALLY that will be distributed in the following salary items (17) CBA SALARY + ABSORBIBLE AND NON-CONSOLIDABLE VOLUNTARY IMPROVEMENTS

SIXTH: The duration of the annual vacation will be (18) 23 days.

SEVENTH: As for what is not provided for in this contract, the current legislation resulting from the application will be followed, and in particular, the Workers' Statute, approved by Royal Legislative Decree 2/2015, of 23 October (BOE of 24 October) and in the Collective Agreement of ENGINEERING COMPANIES AND OFIC.EST.

EIGHTH: This contract is formalized under the modality of the respite contract: YES ☐    NO ☒

The worker:
☐	That he/she is unemployed and registered as a plaintiff in the Public Employment Service of
☐	That it has entered into a contract with the company for a certain duration that was registered with the Public Service of Employment of with number dated

The Company Representative:

That the company worker, Mr/Ms                        .born on, that serves at the work center located at (street, No. and locality) [***], with the profession of,                                                   included in the group/job/level/professional                                                        in accordance with the professional classification system in force in the company that reduces their ordinary working hours and their salary by one (19), for accessing the partial retirement situation, regulated in Royal Decree-Law 5/2013 of 15 March has signed on and until the corre- sponding part-time employment contract registered with the Public Employment Service of with number and dated

NINTH: THIS CONTRACT MAY BE CO-FUNDED BY THE EUROPEAN SOCIAL FUND.

TENTH: The content of this contract will be communicated to the Public Employment Service of CONTRAT@ within 10 days following its execution.

ELEVENTH: DATA PROTECTION.- The data recorded in this model will have the protection derived from Regulation (EU) 2016/679 of the European Parliament, of April 27, 2016 and Organic Law 3/2018, of December 5 (BOE of December 6).

(1)	Director, Manager, etc.
(2)	Parent, guardian, or person or institution under his or her care.
(3)	Indicate the corresponding professional group or professional level, according to the professional classification system in force in the company.
(4)	Indicate profession. The smelters can be all or just a few of them.
(5)	The work at hand is regulated by the provisions of Royal Decree-Law 28/2020, of 22 September (BOE of 23 September), and requires the signing of the corresponding agreement
(6)	This clause shall only be completed in the event of the development of discontinuous fixed work. Indicate the professional activity to be carried out by the worker.
(7)	Indicate the discontinuous or seasonal fixed activity of the company and its duration.
(8)	Indicate the duration of the activity to be carried out by the worker.
(9)	Daily, weekly, monthly or annual. Detail Agreement.
(10)	Indicate the number of hours under collective bargaining agreement for full-time, legal maximum or full-time worker.
(11)	Indicate the worker’s workday.
(12)
A “comparable full-time worker” shall mean a full-time worker from the same company and work center, with the same type of employment contract and who performs identical or si milar work. If there is no comparable full-time worker in the company, the full-time workday provided for in the collective bargaining agreement will be considered, or, failing that, the maximum legal day.

(13)	Indicate the distribution of work time according to the collective bargaining agreement.
(14)	Indicate what is applicable and, if so, attach the annex if there are additional hours.
(15)
Respecting the provisions of art. 14.1 of! Consolidated Text of the Workers’ Statute Law, approved by Royal Legislative Decree 2/2015, of 23 October (BOE of 24 October). In in the case of taking advantage of Art. 4 of Law 3/2012, the probationary period will be one year.

(16)	Daily, weekly, monthly or annual.
(17)	Base salary, salary supplements, bonuses.
(18)	Minimum: 30 calendar days.
(19)	A minimum of 25% and a maximum of 75%

That the INDEFINITE CONTRACT that is entered into (check the corresponding box) is made with the following specific clauses:

☒	INDEFINITE ORDINARY WITH OR WITHOUT QUOTA REDUCTION.	Pg. 4

☐	OF PEOPLE BENEFITING FROM THE NATIONAL YOUTH GUARANTEE SYSTEM	Pg. 5

☐	OF PEOPLE WITH DISABILITIES.	Pg. 6

☐	OF PEOPLE WITH DISABILITIES IN SPECIAL EMPLOYMENT CENTERS.	Pg. 7

☐	OF PEOPLE WITH DISABILITIES FROM WORK ENVIRONMENTS.	Pg. 8

☐	OF LONG-TERM UNEMPLOYED PEOPLE.	Pg. 8

☐	OF WORKERS IN A SITUATION OF SOCIAL EXCLUSION, VICTIMS OF GENDER-BASED VIOLENCE, DOMESTIC, VICTIMS OF TERRORISM, OR VICTIMS OF HUMAN TRAFFICKING.	Pg. 9

☐	OF EXCLUDED IN INSERTION COMPANIES.	Pg. 10

☐	OF THE FAMILY MEMBER OF THE SELF-EMPLOYED PERSON.	Pg. 11

☐	OVER THE AGE OF 52 BENEFICIARIES OF UNEMPLOYMENT SUBSIDIES.	Pg. 12

☐	FROM A CONTRACT FOR ETT TRAINING AND LEARNING.	Pg. 13

☐	FROM A CONTRACT IN ETT PRACTICES.	Pg. 14

☐	OF FAMILY HOME SERVICE.	Pg. 15

☐	OTHER SITUATIONS.	Pg. 16

☐	CONVERSION OF TEMPORARY CONTRACT INTO INDEFINITE CONTRACT.	Pg. 17

and meets the requirements of the regulatory standard.

MINISTRY
WORK
AND SOCIAL ECON-

PUBLIC SERVICE
OF STATE EMPLOYMENT

SEPE

[X]

[X]
[ ]
[ ]

1	0	0
2	0	0
3	0	0

ADDITIONAL PROVISIONS

See below additional provisions senior executive agreement

In witness whereof, this contract is executed in three copies at the place and date above mentioned and signed by the parties hereto.

In DOS HERMANAS on 7 JUNE 2016

/s/ Florencio Ferrera Saldaña The Employee	/s/ Jose Javier Brey Sanchez The Company’s representative

SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

In Dos Hermanas, on 1 July 2021

PARTIES

On the one hand, the company H2B2 ELECTROLYSIS TECHNOLOGIES, S.L., with CIF [***] and with registered office at [***] (hereinafter, the “Company”), represented by José Javier Brey Sánchez, in his capacity as sole director.

And on the other hand, Mr. FLORENCIO FERRERA SALDAÑA, of legal age, of Spanish nationality, with D.N.I. No. [***] and domiciled at [***] (hereinafter the “Manager”), acting in his own name and right.

The Company and the Manager (collectively, the “Parties”), both of whom have sufficient capacity for this purpose, which is mutually acknowledged and granted,

WHEREAS

That it is in the interest of the Parties to establish a special senior management employment relationship that will be regulated by means of this employment agreement (hereinafter, the “Agreement”) and in accordance with the follow- ing

CLAUSES

1.	AGREEMENT PRINCIPLES

The special senior executive employment relationship that is regulated in the Agreement is based, in a special way, on the mutual trust of the Parties, which will accommodate the exercise of their rights and obligations to the requirements of good faith, the Manager committing to undertake, with all their dedication and professional knowledge, the functions entrusted to them by the Company.

2.	OBJECT/RESPONSIBILITIES

The purpose of the Agreement shall be the performance, by the Manager, of the functions inherent to the position of General Manager of the Company.

3.	DURATION

The Agreement will take effect as of 1 July 2021 (hereinafter, the “Effective Date”) and is agreed for an indefinite term.

4.	PLACE OF PROVISION OF SERVICES

4.1
The Parties agree that the place of provision of the services of the Manager under the Agreement shall be the Company’s offices located in Dos Hermanas or in any other place that the Company may designate for this purpose, always respecting the legislation in force at all times.

4.2	As a result of the work to be carried out, the Company may require the Manager to carry out trips or travel, both within Spain and abroad, a condition that the Manager expressly agrees to comply with.

5.	WORK TIME

Taking into account the position to be performed by the Manager, the nature of his functions and his high level of responsibilities and remuneration, such remuneration is not based on a certain number of working hours or linked to hourly references, although a reference day of eight (8) hours per day, Monday through Sunday, will be set to distribute freely according to the needs of the Company.

6.	EXCLUSIVITY

While the Agreement is in force, the Manager may not at any time (except with the prior written consent of the Com- pany), engage in, get involved or interested, either on their own or on behalf of others, directly or indirectly, in any business or partnership (hereinafter, the “Other Company”), whether working for it, as an advisor, or otherwise assist- ing the Other Company (whether as a worker, executive, service provider or otherwise), or either by promoting or financing the business of the Other Company. This consideration is included in the agreement regarding agreed remu- neration. Specifically, 10% of the agreed remuneration is specifically attributed to the compensation of this obligation, which is expressly considered appropriate by the Manager.

7.	VACATIONS

The vacation regime of the Manager shall be in accordance with the provisions of the applicable legislation and in accordance with the internal criteria that are followed in the Company.

8.	FIXED REMUNERATION

8.1
The Manager shall receive a fixed annual gross salary (hereinafter the “Fixed Salary”) of TWO HUNDRED THOUSAND EUROS (€200,000.00), which shall be distributed in fourteen (14) equal monthly payments. This amount is understood as referring to the natural period of the calendar year.

8.2
In addition, the Manager may sign a stock option agreement on two hundred thousand (200,000) shares of the Company’s parent company, that is H2B2 Electrolysis Technologies Inc., always subject, in any case, to the specific conditions imposed by said company when offering the stock option agreement on the shares. The Man- ager expressly declares that, unless otherwise mutually agreed, he has no authority to request or require a wording of such agreement other than that proposed to him by the Company or its parent company.

8.3	The Fixed Salary may be modified in the future by the Parties by mutual agreement.

9.	VARIABLE REMUNERATION

9.1
As of the Effective Date, the Manager shall be entitled to an annual variable remuneration of up to thirty thousand euros (€30,000), depending on whether or not certain objectives will be met that will be set annually. The extent of this annual variable remuneration, and therefore the fulfillment of such objectives, shall always and in any case take into account the following rule: 80% shall depend on the fulfillment of quantitative objectives related to hiring, sales, profit and cash flow, while the remaining 20% shall depend on qualitative objectives related to human resources, quality, availability and performance.

9.2	The objectives referred to in the previous paragraph will be determined and explained at the end of each calendar year in relation to the next calendar year.

9.3	Variable remuneration may be modified in the future by the Parties by mutual agreement.

10.	EXPENSES

The Company will reimburse the Manager for any reasonable expenses incurred by the Manager in the performance of his duties under the Agreement. To do so, the Manager must submit receipts corresponding to such expenses, as well as comply with the rules and policies of the Company regarding expenses. Such reimbursements shall not be considered salary and shall be subject only to tax or withholding when they exceed the limits established by the legislation in force at any given time.

11.	LEGAL DEDUCTIONS

From the remuneration agreed with the Manager, the amounts that, for Social Security contributions, taxes or any other item, establish the current rules shall be deducted.

12.	SAFETY AND HYGIENE

The Manager undertakes to comply with and enforce all medical and occupational safety and hygiene standards that are legally or conventionally applicable at all times. The Manager has been informed of the risks of his job, of the protection systems and their use, as well as of the actions and evacuation in the event of an emergency.

13.	INDUSTRIAL AND INTELLECTUAL PROPERTY RIGHTS

The Manager acknowledges that all services developed by him in favor of the Company or its clients, as well as their result, are the property of the Company to the fullest extent and are the cause of the Agreement, regardless of its content, support or manifestation.

For all of this, the Manager assigns to the Company, on an exclusive basis, any creation expressed by any means or support, tangible or intangible, currently known or later invented, contained in the Intellectual Property Law, that has been carried out by the latter during the term of the Agreement within the term of the relationship provided herein and the services or activity carried out by the Manager for the Company or for its clients, or for the Company’s activities in relation to third parties. All of this has been taken into account by both parties when setting the remuneration of the Manager, so they will not imply additional financial compensation.

Likewise, the Manager may not take possession of any right derived from the industrial property legislation related to the Company’s usual activity.

This is without prejudice to the execution of the intellectual and industrial property rights assignment agreement to be signed by the Manager and the Company.

14.	FUNDAMENTAL ETHICAL DUTIES

14.1	The Manager must comply with all internal and professional policies and standards indicated by the Company, as well as respect the ethical standards of the profession at all times.

14.2
During the term of the Agreement, the Manager will have access to information belonging to the Company (in- cluding its partners, workers and external personnel) and to customers, suppliers or third parties related to the Company, so it is agreed that said information, to its full extent and whatever the support it is on, is absolutely confidential and is expressly subject to the duty of confidentiality.

By virtue of this, both during the term and after the termination of the Agreement, the Manager may not, directly or indirectly, disclose such information.

Failure to comply with any of the foregoing obligations shall be considered a breach of contractual good faith and breach of trust in the performance of the work, punishable even by disciplinary dismissal. Independently of the foregoing, such breach shall give rise to compensation for damages caused to the Company or its customers.

At the time in which for any reason the relationship provided for herein is terminated, the Manager shall deliver to the Company all goods, equipment or work tools provided for the performance of his work, which shall in any case be the property of the Company. The Manager may not retain or appropriate copies of the foregoing docu- ments, nor allow them to be used by any other person outside the Company.

15.	DILIGENCE

The Manager shall perform the duties of his position in the manner established by the Company, in accordance with his instructions and committing himself to the utmost care and diligence in the performance of his duties.

16.	DATA PROTECTION

In accordance with the GDPR (the General Data Protection Regulation), the Manager expressly consents and author- izes the Company to:

•
Include the data provided by reason of the Agreement, those that may be provided in the future, as well as any other that may be generated by reason of the employment relationship, to the data file maintained by the Company.

•
Process such data for the purpose of using them for the management of the relationship provided herein or the Company’s commercial or other relationships with other companies and agencies, as well as to maintain them once the relationship provided herein has ended, in this case only for the fulfillment of legal obligations.

•
To transfer the aforementioned information to the companies and bodies cited in the previous par- agraph and to other companies that may belong to the same group of companies of the Company, both in the national territory and abroad, including countries that do not provide a level of protection comparable to that provided by Spanish law, for the same purposes described in the previous paragraph.

In accordance with the provisions of the aforementioned Regulation, the affected party has the rights of opposition, access, rectification, deletion, portability, limitation and any other established in the Regulation with respect to the data provided which may be exercised in accordance with the applicable legislation, by writing to the person in charge, or, failing that, to the person in charge of human resources. The Manager’s data will be treated by the Company in a confidential manner and with the maintenance of the due security conditions that prevent its alteration, loss or unau- thorized access by third parties.

In addition, the Manager agrees to:

•
Maintain absolute confidentiality, reserve and strict professional secrecy with respect to information and/or personal data that may be known on the occasion of the performance of the services provided, not disclosing, publishing, disseminating or making it available to third parties, either directly or indirectly, without the prior written consent of the Company, even for the purposes of its conserva- tion.

•
Observe and adopt the security and privacy measures established by the Company for personal infor- mation and data to ensure the confidentiality, secrecy, availability and integrity of the personal data to which he has access, as well as to observe and implement any security measures required by the legislation regulating the processing of personal data and confidential information.

•
In the event that, for any reason related to his job, he comes into possession of confidential infor- mation - regardless of the type of support in which it is - it is understood that this possession is strictly temporary, with an obligation of secrecy and without this granting any right of possession or owner- ship or copy of the information. Likewise, all such media or materials must be returned to the Com- pany, or destroyed, immediately upon completion of the tasks that have given rise to the temporary use thereof, and in any case, upon termination of the project or employment relationship.

This obligation shall survive even after the end of the relationship with the owner of the information, or if applicable, with the Company.

Failure to comply with these measures could be considered a violation and may result in disciplinary sanctions.

In addition, the Manager is aware that it is forbidden to send confidential Company information outside the Company.

The continued use of the information, in any format or medium, in a manner other than that agreed upon and without the knowledge of the Company, will not entail, in any case, a modification of this clause.

Finally, the Company and the Manager agree that, after the expiration of the legal term and the needs of treatment, the media containing personal data shall be destroyed in a controlled manner.

17.	TERMINATION OF THE AGREEMENT

17.1	The Agreement may be terminated by the Manager as set forth below:

(a)
Without alleging any cause whatsoever, subject to at least three (3) months’ written notice. In this case, the Manager shall not be entitled to receive any compensation. If the Manager fails to comply with all or part of the notice period, the Company shall be entitled to receive from the Manager an amount equivalent to the salaries corresponding to the non-compliance period.

In accordance with the causes established in Article 10.3 of Royal Decree 1382/1985, of August 1st, a written notice of three (3) months must be given, except in the event of serious contractual breach by the Company. In this case, the Manager will receive a compensation equivalent to seven (7) days of cash salary per year of service up to a maximum of six (6) months’ salary.

17.2	The Agreement may be terminated by the Company as set forth below:

(a)
By termination without cause, subject to at least three (3) months’ written notice. In this case, the Man- ager shall be entitled to receive a compensation equivalent to twenty (20) days’ salary in cash per year of service, up to a maximum of twelve (12) months’ salary. If the Company fails to comply with all or part of the notice period, the Manager shall be entitled to receive from the Company an amount equiva- lent to the salaries corresponding to the period of non-compliance.

(b)
The Company may also terminate the Agreement through the dismissal of the Manager, in accordance with the provisions of Article 11.2 of Royal Decree 1382/1985, of August 1st. In this case, regardless of the cause of the dismissal, the Manager shall not be entitled to any compensation unless the dismissal is declared unfair, in which case he shall be entitled to compensation equivalent to twenty (20) days of salary in cash, per year of service, with up to a maximum of twelve (12) months’ salary.

17.3
Upon termination of the Agreement, the Manager shall immediately return to the Company all objects belonging to the Company and/or other companies related to the Company, which he still has in his possession, as well as all documentation pertaining to the business of the aforementioned companies or of the Company.

17.4
Also, at the time of termination of the Agreement, the Manager must immediately and irreversibly delete any information relating to the Company’s activity that is stored on any magnetic or optical disk or memory, as well as any materials in his possession, custody, care or control, outside the Company’s premises and that, because they are not contained in a physical media, cannot be returned or stored on Company equipment, such as a laptop that will still need to be returned to the Company and will prove the fulfillment of the referred obligation in case of being required for it by the Company.

17.5	Failure to comply with these obligations assumed by the Manager on the date of termination of the Agreement will result in the relevant legal liabilities.

18.	POST-CONTRACTUAL NON-COMPETE AND NON-SOLICITATION COVENANTS

18.1
In accordance with the nature of the functions to be performed by the Manager and which are the subject of this Agreement, and due to the circumstances of the sector in which the Company operates, the Parties agree that, during the term of the post-contractual restrictions established in this Clause, the Manager undertakes the following:

(a)
Not to provide, directly or indirectly (i.e., through any other natural or legal person), professional or commercial services, either on their own behalf or on behalf of others, to competitors of the Company, such competitors being understood as those who carry out activities similar to those described in the corporate purpose of the Company or those carried out by the Company on a regular basis.

(b)
Not to provide services of the type that the Company provides to any third party that is considered an effective customer in the period of twenty-four (24) months immediately prior to the termination of the Agreement.

(c)
Not to participate directly or indirectly, as an associate, partner, director, administrator or in any other capacity, in companies that carry out activities similar to those contained in the corporate purpose of the Company.

(d)
To scrupulously respect the Company’s client portfolio, not carrying out directly or indirectly any pro- motional, commercialization or other activities that may result in a loss of clients for the Company.

(e)
Not to carry out any recruitment activity aimed at persons who, within two (2) years prior to the termi- nation of the Agreement, have been employees or professionals of the Company, which could have the effect of causing them to abandon their responsibilities in the latter.

(f)	Not to induce other employees, suppliers, agents or distributors of the Company to terminate their rela- tionship with the Company.

(g)
Not to carry out any other activity that implies competition or concurrence with the activity of the Com- pany or that harms the commercial and industrial interest protected with this post-contractual non-com- pete and non-solicitation agreement.

18.2
The post-contractual non-compete and non-solicitation obligations provided for in this Clause shall remain in force for a period of two (2) years from the termination of the Agreement, regardless of the cause of the termi- nation thereof.

18.3
The Company and the Manager agree that the compensation of the above post-contractual non-compete and non- solicitation obligations will consist of a gross amount equivalent to forty percent (40%) of the fixed monthly gross salary, as indicated in Clause 8.1 above, that the Manager was receiving on the date of termination of the Agreement for each of the two (2) years of validity of the post-contractual non-compete and non-solicitation obligations. The above compensation will be paid in four (4) payments at the end of each semester of the validity of the post-contractual non-compete and non-solicitation obligations.

19.	COMPUTER SYSTEM USE

The Manager declares to know and accept the “Policy for the use and control of technological resources and commu- nication systems”, on the regulations for the use of electronic tools, which is attached as an annex to the Agreement, and which is an inseparable part of the Agreement of which it is indissoluble

20.	OTHER AGREEMENTS

20.1	The Manager must comply with the timekeeping obligations.

20.2
The Manager will also perform functions that do not correspond to his professional group or category, both ascending and descending, when there are economic, technical or organizational reasons that justify it and for the time, are essential to attend to them.

20.3
The Manager must inform the Company of any variation of personal, family or professional data that may have any relevance to the relationship provided herein or to the Company’s obligations in matters of Social Security or Tax. The omission of such information will release the Company from any liability for this purpose, with the Manager being obliged to compensate the Company for the damages to which the Company may be entitled.

21.	PARTIAL INVALIDITY

In the event that, for any reason whatsoever, one or more of the clauses of the Agreement should become inapplicable in the future, the invalidity shall apply exclusively to the clause in question, the remainder of the Agreement being fully valid.

22.	SINGLE AGREEMENT

The Agreement replaces all prior letters of offer, agreements or communications, whether oral or written in connection with the contractual relationship between the Parties, and constitutes the only valid agreement between the Parties. For any amendment to the Agreement to be valid, it must be made in writing on the Agreement, together with the signatures of both the Manager and the Company.

23.	LABOR REGULATIONS

The Agreement shall be governed by the provisions of it by the Parties, failing that by Royal Decree 1382/1985, of the August 1st, and failing that, by Civil or Commercial Law. The Agreement may be varied at any time by mutual written agreement of the Parties.

THE PARTIES DECLARE THAT THEY HAVE READ THIS DOCUMENT, UNDERSTAND ITS CON- TENTS AND ACCEPT IT IN ITS ENTIRETY, HAVING NO RESERVATION WHATSOEVER IN THIS REGARD.

And in proof of agreement with the foregoing, the parties sign the Agreement in duplicate and to a single effect, in the place and on the dates indicated in the heading of the thereof.

POLICY OF USE AND CONTROL AND CONTROL OF TECHNO-
LOGICAL RESOURCES AND COMMUNICATION SYSTEMS OF
THE COMPANY

1	Object, purpose and scope of the application

The Company implements this Policy on the Use and Control of Technology Resources and communication systems for the purpose of:

•	Verify the correct functioning of the technological resources and communication systems under the ownership or license of the Company and made available to the user.

•	Ensure the security, performance, reliability, privacy and confidentiality of communica- tions and their content.

•	Preserve user privacy and security and generally ensure effective service delivery com- pliance.

The Company and the user are aware of the need for adequate use of technological resources and communication systems in the provision of the service.

The Company and the user acknowledge that they are aware of this policy and assume the com- mitments and standards for the proper use of technological resources and communication systems, taking all appropriate measures for their strict compliance.

For this purpose, the Company may carry out the necessary investigations and controls of the technological resources provided to the user by the Company.

1.1	Definitions

For the purposes of the policy on the use and control of technological resources and communi- cation systems, the following shall be understood:

Technology Resources: Elements that integrate Information and Communication Technologies, such as electronic devices, software, hardware, cabling, nodes and access to public or private networks, servers and in general all infrastructure used by communication systems.

Communication Systems: They include landline, mobile, IP telephony, fax, e-mail, instant mes- saging systems, peer-to-peer networks or any other electronic means that the Company makes available to the user to communicate within the scope of the provision of services.

Use and Control Policy: The set of provisions that regulate, in this document, the use and control of the Technology Resources and Communication Systems intended for the fulfillment of the purposes of the Company.

User: Refers to those persons who, within the scope of their provision of services, use the Communi- cation Systems and Technology Resources under the ownership or license of the Company.

Systems Officer: Responsible for the management and administration of Communication Systems and Technology Resources, as well as for resolving problems and incidents arising from their use. For these purposes, the Company will communicate to the User the identity of the System Officer.

Security Officer: Responsible for directing the measures and actions for compliance with this Use and Control Policy. For these purposes, the Company will communicate to the User the identity of the Se- curity Manager.

1.2	Ownership of Technology Resources and Communication Systems

All Technology Resources and Communication Systems made available to the User are owned or licensed by the Company and, for this purpose, the use of the aforementioned resources and systems must be made in accordance with this Use and Control Policy and the prescriptions imposed by the license holder.

1.3	Access to Technology Resources and Communication Systems

(1)	User Access

All access to the Technological Resources and Communication Systems shall be controlled and au- thorized by the System Officer. It is strictly forbidden for the User to attempt to access the Commu- nication Systems or Technological Resources to which he/she does not have express authorization from the Systems Officer.

All authorized Users have access to the Communication Systems by means of a personal and non- transferable user name and password, undertaking to treat it with the utmost diligence and confidenti- ality, being solely responsible for its proper use.

The Authorized User shall be solely and directly responsible for everything executed in the system under his/her user name and password. Likewise, attempts, by any means, to obtain access to pass- words of other users without their consent are strictly forbidden.

It is forbidden to divulge by any means the access codes to any of the services provided to the User, who undertakes to notify the Systems Officer and/or the Security Officer immediately of any incident or anomaly detected in the accesses to the Communication Systems or in the security of the same.

The User undertakes to respect the rights of third parties in the shared use systems, undertaking not to access the private information of other Users without prior authorization. Likewise, the User under- takes not to share files or documents of any kind with other users without implementing the necessary measures to guarantee the security of the information and operating systems. Any identity theft will be sanctioned in accordance with the applicable legislation in force.

(i)	System Officer and Security Officer Access

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The Systems Officer and Security Officer is obliged to act with absolute diligence, keeping all data, documents and other information to which he/she may have access in the performance of his/her duties completely confidential. By way of example, but not limitation, the following may be included:

•	Access to Technology Resources and Communication Systems to carry out maintenance tasks.

•	Access to Technology Resources and Communication Systems for reasons of safety.

•	Authorize the Users’ access to the Communication Systems that they require for the fulfillment of their tasks.

•	Access to Technology Resources and Communication Systems due to security incidents.

In any case, both the Systems Officer and the Security Officer have the duty and obligation to keep absolutely confidential all information to which they have access for the performance of their activities, and it is strictly forbidden to communicate or provide it, directly or indirectly, to any third party..

2	Assignments of password policy

2.1	Password assignment procedures

Each User with authorized access to the Company’s Technology Resources and Communication Sys- tems will have a personalized username for their identification, as well as a password to access the Communication Systems.

The communication to the User of their username and password will be provided by the Security Officer, who will communicate it personally or by email, guaranteeing in any case their confiden- tiality and secrecy, as well as providing the User with the possibility of subsequently modifying only the password.

2.2	Incident Management

All incidents in the use of the Company’s Technology Resources, or that by any circumstance, direct or indirect, may compromise the security of the information, must be notified as soon as possible to the Security Officer.

The Security Officer will be responsible for recording, diagnosing and monitoring all incidents reported by Users. In addition, you must keep the incident record up to date, specifying the type of incident and the resolution thereof, periodically checking that the incidents are resolved, and the security of the communication is guaranteed.

2.3	Security, Confidentiality and Data Protection

The Company and the User undertake to keep the communications secret, respect the privacy and confidentiality of all the Company’s data and information stored in the Company’s Technology Re- sources and Communication Systems, and not assign to third parties the data and information both those of the Company and those of a personal nature obtained in the fulfillment of its direct activities or any other of the business sphere, in accordance with the Law on the Protection of Personal Data and other applicable regulations.

3	Use of Technology Resources and Communication Systems

3.1	General criteria

The User undertakes to respect the integrity and proper use of the Technological Resources and Communication Systems whose ownership or license belongs to the Company and to which he/she has access for the performance of the tasks within the scope of the provision of the service, it being strictly forbidden to carry out or facilitate any third party in the commission of any of the following events:

•	Alter all or part of the hardware, software and operating system configurations of the computer equipment assigned to the same User or other users, without proper authoriza- tion.

•	Use unauthorized computer applications that saturate networks, servers, or hinder the operation of computer equipment.

•	Make privilege or permission modifications without authorization from the System Of- ficer.

•	Cause physical or logical damage, due to misuse or negligence, to computer equipment, applications, computer tools and any technological device or means.

•	Developing or accidentally or intentionally using malicious programs or access to re- sources restricted by the Systems Administrator.

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Failure to maintain with due diligence any keys, passwords, Usernames or any other identifiers that may be provided to the User for use any of the tools, or to access equip- ment or systems owned or licensed by the Company.

3.2	Use of personal mail

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The use of personal email accounts based on web access (but not limited to: gmail, hot- mail or yahoo), as well as the instant message services authorized by the Company but not limited to: whatsapp, telegram, line...), may only be used in the scope of the provision of services for the fulfillment thereof, excluding their use for a recreational purpose.

•	The use of personal email, as well as instant messaging services through the Company’s Technology Resources and Communication Systems for personal and private purposes is strictly prohibited.

•	The forwarding of your own work documentation to personal email accounts or those outside the scope of the provision of the service within the Company is strictly prohib- ited.

3.3	Use of Company or Corporate Mail

Corporate email, distribution lists, instant messaging services and other electronic communica- tion services authorized by the Company are tools whose purpose is the provision of the service by the User. The Company and the User agree that the use of the Technology Resources and Communication Systems and dissemination of the information will be subject to the following conditions:

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The use of Communication Systems and Technology Resources for activities outside the provision of the service is prohibited. Emailing offensive, threatening, illicit or fraudu- lent messages is also prohibited.

•	The use of e-mail for profit or commercial purposes, for recreational use or any other purpose unrelated to the provision of the service is prohibited.

•	The use of email for the registration of "newsletter", or the like that are not directly re- lated to the professional activity carried out by the User and that are of full confidence is prohibited.

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Mail distribution lists may only be used for the Company’s own purposes, and never for advertising, commercial or personal purposes that are not related to the activities of pro- fessional performance.

•	Unauthorized access to communications that circulate the network, as well as their ma- nipulation, destruction and misappropriation, is prohibited.

4	Internet browsing restrictions

The use of the network to browse Internet sites, including social media, for uses other than those per- mitted for the performance of its activity is prohibited.

Internet browsing will use appropriate software to filter access to sites that, in the opinion of the System Administrator, are inappropriate for the Company, or unnecessary for the provision of the service.

Browsing websites, sending messages, registering, registering, filling in forms and any other activity carried out via the Internet shall be the full responsibility of the User who, in any case, must assume the consequences arising from their actions.

In particular, it is strictly forbidden to access pages with illicit content, pornographic material, racist or sexual content, or any material that violates the dignity of persons.

5	Prohibition on the use of P2P tools and networks

The installation of any type of P2P program (peer to peer) or any other application for the exchange of files that saturate the bandwidth of the connection to the internet, preventing access to other users or hindering connections to the network, is strictly prohibited, unless authorized by the Company.

6	Instant Messaging Software Use and Control Policy and Restrictions

No telematic service or instant messaging software may be installed without the express authorization of the Company.

It is expressly forbidden to use obscene, aggressive, offensive or discriminatory language in the sending of communications via instant messaging services is expressly prohibited.

The use of any instant messaging service within the scope of the provision of the service shall be ex- clusively for the fulfilment of the activities related to the provision of the service, and the transfer of files, images or any communication not related to the provision of the service is prohibited.

For security reasons, attachments from unknown senders must not be downloaded for any reason what- soever.

7	Monitoring and Control Programs and Devices

The System Officer shall implement automated control tools to analyze and detect improper or illicit use and behavior on the network, and such control shall not imply any violation of the privacy or inti- macy of the Users.

The User and the Company agree that, for security reasons, all information circulating on the network, as well as via e-mail and instant messaging systems, may be monitored and subject to periodic controls and reports on its use, providing extensive information to the Company (by way of example, this will consist of: user identification, date of access, time of access, bytes transferred, file storage, access to servers, sites visited, time spent browsing the network).

The control and access to the resources provided by the Company, including the documents generated by the users and the communications originating therefrom, may be carried out on a preventive, tem- porary and/or continuous basis, taking into account the nature of said Technological Resources and Communication Systems provided by the Company.

The control of these resources shall be carried out without harming and without infringing the dignity or privacy of the User, in consideration of the prior knowledge that the User has of the object and existence of the present control and supervision to which the Users are subject.

The generic purposes of this control are as follows:

•	Protection of the Communication System and Technology Resources, in order to protect their integrity.

•	Ensure the continuity of the work in the event that the User is absent due to illness, vacation or other similar.

•	Prevention of third-party liability.

•	Verification of compliance with the User’s obligations in the field of providing services.

•	Verification of the existence or not of the abusive use of the Technology Resources and Com- munication Systems provided by the Company for personal and private uses

Therefore, all stored content, information and files, including temporary information, may be accessed by the Company or by those responsible designated for this purpose.

8	Use of Technology Resources outside the Company

The inputs and outputs of the Technology Resources necessary for the development of the provision of services must be authorized by the Security Manager.

The User is obliged to make the reasoned request in writing, indicating the equipment to be used outside the Company, date of departure and expected date of delivery, the Security Manager being obliged to respond in writing to the request.

The Security Manager shall implement the necessary measures to ensure the integrity and security of the computer equipment outside the Company, as well as to keep an updated record of the entry and exit thereof.

9	Using Software Licenses

The User is obliged to respect the terms and conditions of use of the licenses and industrial and intel- lectual property rights of the software installed on the computer equipment, and is responsible for its proper use.

All software protected by industrial and intellectual property rights may not be copied, altered, modi- fied, decompiled, disassembled, translated, published, nor may any information protected by patents, trademarks or intellectual property rights be made available to the user. any information protected by patents, trademarks or industrial and intellectual property rights may not be made available.

The User shall be liable for any failure to comply with the obligations set out in this Clause.

10	Consequences arising from non-compliance with the Use and Control Policy

The User undertakes to cooperate with the Systems Officer to carry out any investigation aimed at finding possible causes arising from the misuse of the Technological Resources and Communication Systems.

The User who fails to comply with this Use and Control Policy will be sanctioned with the removal of access to the Technological Resources and Communication Systems, the application of sanctions for non-compliance with the terms and conditions that, where appropriate, emanate from the User's Agree- ment, without prejudice to the legal sanctions established in the applicable regulations in force.

/s/ Forencio Ferrera Saldaña The User	/s/ Jose Javier Brey Sanchez The Company

ASSIGNMENT OF INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

In Madrid, on 1 July 2021

On the one hand, the Professional, under the terms defined in this employment contract to which this assignment of rights contract accompanies, and hereinafter the INVENTOR

On the other hand, the Company, under the terms defined in this employment contract to which this assignment of rights contract accompanies, and hereinafter THE COMPANY.

Both parties acknowledge their full capacity to enter into this agreement, so in the representations they hold, freely and spontaneously

WHEREAS

I          That the INVENTOR develops, or will develop, within the framework of its functions and deriving from the employment agreement that binds it to the COMPANY, and in collaboration with others (if applicable) and, in any case, at the request of the COMPANY, certain intellectual and industrial property developments that may be patented or registered, hereinafter referred to as THE DEVELOPMENTS.

II       That in accordance with the legislation in force, the employment agreement between INVENTOR and the COMPANY, it is understood that all non-material rights of the DEVELOPMENTS belong to the COMPANY, but that it is nevertheless the intention of INVENTOR and the COMPANY to enter into this agreement to ratify this situation.

III         Both parties have reached an agreement to enter into this agreement, which will be subject to the fol- lowing

CLAUSES

First.- The INVENTOR assigns to the COMPANY all non-material rights of the DEVELOPMENTS, in any form and, in particular, on a non-exclusive basis, the economic exploitation of the DEVELOPMENTS.

Second.- The INVENTOR may not exploit the DEVELOPMENTS, either on its own or through related persons or companies.

Third.- The rights assigned in this contract are assigned for the duration of the term established by the applicable law in each case.

Four.- This assignment is worldwide.

Fifth. - This assignment shall not lose its effect even if the employment relationship between the INVEN- TOR and the COMPANY ceases.

Six.- This agreement may be made public by either of the parties, and the costs of this procedure shall be borne by the party that does so.

Seventh.- This agreement and any disputes that may arise from it are subject to Spanish law. The parties submit, waiving their own jurisdiction that may correspond to them, to the Courts of the city of Sevilla.

Eighth.- In the event that any of the clauses of this contract should be declared null and void, the contract shall not lose its validity and both parties shall meet to agree on one that, following the same economic purpose, is in accordance with the law.

Ninth.- This agreement binds both the signatory parties and their successors in title and/or their related parties through any legal instrument. The change of corporate name and/or change of corporate purpose or any other commercial event of a similar nature of any of the parties shall not affect the content of this contract, as the COMPANY shall continue to maintain its rights regardless of these variables. At in the event of a merger, spin-off or liquidation or any other commercial event of a similar nature of any of the parties, the COMPANY shall continue to maintain its rights irrespective of these variables.

•	the INVENTOR shall maintain the same obligations conferred by this agreement, regardless of the legal form, company name or event that has affected it

•	the COMPANY shall maintain the same rights conferred by this agreement, subject always to the specific agreements that have been reached based on the commercial event or the nature thereof.

Tenth.- The INVENTOR shall at all times have a duty of confidentiality with regard to any information relating to the DEVELOPMENT. The INVENTOR may not pass on any information relating to the DEVELOPMENT to any person, whether natural or legal, with the exception of other persons with employment or commercial ties to the COMPANY, and provided that such ties have been established, inter alia, for the purpose of carrying out the DEVELOPMENT. The INVENTOR may only transfer information relating to the DEVELOPMENT to third parties if authorized by the COMPANY and if such authorization is recorded in a document on the transfer and use of information. The confidentiality obligation for the INVENTOR shall not lose its effect even if the employment relationship between the INVENTOR and the COMPANY ceases. The COMPANY may claim all types of damages from the INVENTOR who breaches this confidentiality obligation, regardless of the liabilities and indemnities that the COMPANY may request from the third parties involved.

And with the parties being satisfied in all of the foregoing and recorded herein, in which content they affirm, ratify and accept, they sign it for a single purpose in the place "ut supra".

/s/ Florencio Ferrera Saldaña INVENTOR	/s/ Jose Javier Brey Sanchez THE COMPANY